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Exhibit 21

SUBSIDIARIES OF SEA CONTAINERS LTD.

Jurrisdiction of Organization
Atlantic Maritime Services Ltd.	Bermuda
Contender 2 Ltd.	Bermuda
Maritime Container Insurance Co. Ltd.	Bermuda
Papenburg Shipping Oy	Finland
Paulista Containers Maritimos Ltda.	Brazil
SeaCat Ltd.	Bermuda
SeaCat 2 Ltd.	Bermuda
SeaCat 4 Ltd.	Bermuda
SeaCat 6 Ltd.	Bermuda
SeaCat 7 Ltd.	Bermuda
Sea Containers America Inc.	Delaware
Subsidiaries of Sea Containers America Inc.
Charleston Marine Containers Inc.	Delaware
Highlands Landing Corp.	Delaware
SeaCo Texas Properties Inc.	Delaware
SeaStreak America Inc.	Delaware
Sea Containers Asia Pte. Ltd.	Singapore
Sea Containers Australia Ltd.	Australia
Subsidiaries of Sea Containers Australia Ltd.
Hyde Park Tank Depot Pty Ltd.	Australia
Sea Containers Australia No 3 Pty Ltd.	Australia
International Reefer Services Pty Ltd.	Australia
(subsidiary of Sea Containers Australia No 3 Pty Ltd.)
Cooltainer Australia Pty Ltd.	Australia
Tabago Properties Ltd.	Australia
Cooltainer New Zealand Ltd.	New Zealand
(subsidiary of Tabago Properties Ltd.)
Sea Containers Brasil Ltda.	Brazil
Brasiluvas Agricola Ltda.	Brazil
(subsidiary of Sea Containers Brasil Ltda).
Sea Containers Finance Ireland Ltd.	Ireland
Sea Containers Holdings Ltd.	Bermuda
Sea Containers Ports and Ferries Ltd.	Bermuda
Sea Containers Properties Ltd.	Bermuda
Sea Containers SPC Ltd	Bermuda
Sea Containers U.K. Ltd.	U.K.
Ferry and Port Holdings Ltd.	U.K.
(subsidiary of Sea Containers U.K. Ltd.)
Subsidiaries of Ferry and Port Holdings Ltd.
Fast Ferries Ltd.	U.K.
Illustrated London News and Sketch Ltd.	U.K.
M.V. Skywind Ltd.	U.K.
SeaCat Ltd.	U.K.
Sea Containers Ferries Ltd.	U.K.
Subsidiaries of Sea Containers Ferries Ltd.

Hoverspeed GB Ltd.	U.K.
Hoverspeed Ltd.	U.K.
Subsidiaries of Hoverspeed Ltd.
Hoverspeed (1981) Ltd.	U.K.
Hoverspeed (Kent) Ltd.	U.K.
Hoverspeed Holidays Ltd.	U.K.
Hoverspeed Services Ltd.	U.K.
Sea Containers Ferries Scotland Ltd.	U.K.
Sea Containers Ports Ltd.	U.K.
Sea Containers British Isles Ltd.	U.K.
(subsidiary of Sea Containers U.K. Ltd.)
Subsidiaries of Sea Containers British Isles Ltd.
Fairways and Swinford (Travel) Ltd.	U.K.
GNER Holdings Ltd.	U.K.
Great North Eastern Railway Ltd.	U.K.
(subsidiary of GNER Holdings Ltd.)	U.K.
Hart Fenton & Co Ltd.	U.K.
Sea Containers Chartering Ltd.	U.K.
Sea Containers House Management Ltd.	U.K.
Sea Containers Italia Holdings S.r.l.	Italy
Hoverspeed Italia S.r.l.	Italy
(subsidiary of Sea Containers Italia Holdings S.r.l.)
Sea Containers Property Services Ltd.	U.K.
Subsidiaries of Sea Containers Property Services Ltd.
Newhaven Marina Ltd.	U.K.
Riverside (Newhaven) Management Ltd.	U.K.
Tortington Manor Management Ltd.	U.K.
Sea Containers Services Ltd.	U.K.
Periandros S.A.	Greece
(subsidiary of Sea Containers Services Ltd.)
Yorkshire Marine Containers Ltd.	U.K.
Silja Holdings Ltd.	U.K.
Subsidiaries of Silja Holdings Ltd.
Silja Services Ltd.	U.K.
Silja Oy Ab	Finland
Subsidiaries of Silja Oy Ab
Crown Cruise Line Inc S.A.	Panama
Sally AB	Finland
Seawind Line AB	Sweden
Seawind Cruise Line Oy Ab	Finland
Silja Cruise AB	Sweden
Silja Line AB	Sweden
Silja Line Eesti A/S	Estonia
Silja Line G.m.b.H	Germany
Societe Bananiere de Motobe S.A.	Ivory Coast
Superseacat 1 Ltd.	Bermuda
Superseacat 2 Ltd.	Bermuda
Superseacat 3 Ltd.	Bermuda
Superseacat 4 Ltd.	Bermuda

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SUBSIDIARIES OF SEA CONTAINERS LTD.